                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                             KANSAS CITY POWER & LIGHT COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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
                                     [LOGO]

                       KANSAS CITY POWER & LIGHT COMPANY
                                  1201 WALNUT
                          KANSAS CITY, MISSOURI 64106

                                                                  April 11, 1997

Dear Shareholder:

    We are pleased to invite you to the Annual Meeting of Shareholders of Kansas City Power & Light Company. This meeting will be held at 10:00 a.m. Central Daylight Time on Thursday, May 22, 1997, at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri.

    At the Annual Meeting you will be asked to elect nine directors to hold office for a term of one year and until their successors have been duly elected and qualified, and to ratify and approve the appointment of independent accountants.

    The vote on the proposal to approve and adopt the Agreement and Plan of Merger dated as of February 7, 1997, between KCPL and Western Resources, Inc., providing for a merger of KCPL with and into Western Resources will not be held at this Annual Meeting but at a Special Meeting of Shareholders later this year.

    We look forward to meeting you at the Annual Meeting. Coffee and rolls will be available at 9:00 a.m. if you are able to join us.

                                          Sincerely,

                                                 [LOGO]

                                          Drue Jennings
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                       KANSAS CITY POWER & LIGHT COMPANY
                                  1201 WALNUT
                          KANSAS CITY, MISSOURI 64106

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 1997

    Notice is hereby given that the Annual Meeting of Shareholders of KANSAS CITY POWER & LIGHT COMPANY will be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, on Thursday, May 22, 1997, commencing at 10:00 a.m., Central Daylight Time, to consider and act upon the following matters and such other business as may properly come before the meeting and any adjournment or adjournments thereof:

    1.  The election of nine directors; and

    2. A proposal to ratify and approve the Board of Directors' appointment of Coopers & Lybrand L.L.P. as independent accountants for 1997.

    The holders of record of the outstanding Common Stock of KCPL at the close of business on April 8, 1997 are entitled to vote at the meeting.

                                          By Order of the Board of Directors,

                                          JEANIE SELL LATZ
                                          Secretary

Kansas City, Missouri
April 11, 1997

                             YOUR VOTE IS IMPORTANT

    Whether or not you expect to attend the meeting, please date and sign the enclosed proxy and return it in the accompanying envelope to which no postage need be affixed if mailed in the United States.

                       KANSAS CITY POWER & LIGHT COMPANY
                                  1201 WALNUT
                          KANSAS CITY, MISSOURI 64106

                            ------------------------

                                PROXY STATEMENT
                                 APRIL 11, 1997

    This Proxy Statement is furnished in connection with the Annual Meeting of Shareholders of Kansas City Power & Light ("KCPL") to be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, on Thursday, May 22, 1997 commencing at 10:00 a.m., Central Daylight Time, and any adjournment or adjournments thereof. This proxy statement and accompanying proxy will be mailed to the shareholders of KCPL on or about April 11, 1997.

                       ACTION TO BE TAKEN AT THE MEETING

    The following matters will be acted on at the meeting:

    1.  The election of nine directors; and

    2. A proposal to ratify and approve the Board of Directors' appointment of Coopers & Lybrand L.L.P. as independent accountants for 1997.

    Management does not intend to bring before the meeting any business other than the matters set forth above and knows of no other matters that may be brought before the meeting. However, if any other matters properly come before the meeting, or any adjournment or adjournments thereof (including procedural matters arising during the course thereof), the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters, insofar as such proxies are not limited to the contrary.

                           ELECTION OF KCPL DIRECTORS

    A board of nine directors will be elected at the KCPL Annual Meeting of Shareholders to hold office until the next Annual Meeting of Shareholders and until their successors shall be elected and qualified. All of the nominees are presently directors of KCPL.

    It is intended that proxies given pursuant to this solicitation will be voted for the nominees for directors whose names are hereinafter set forth, but if any other candidate for director is proposed at the meeting, such proxies may be voted cumulatively for less than all of the nominees named herein. In case any of the nominees named herein should become unavailable for election to the KCPL Board for any reason, such proxies may be voted for the election of a nominee to be designated by the KCPL Board. Each of the nominees named herein has consented to being named as a nominee and to serve as a director if elected, and the KCPL Board has no reason to believe that any of the nominees named herein will be unavailable for election.

NOMINEES FOR DIRECTORS

DAVID L. BODDE                                               Director since 1994

    Dr. Bodde, 54, holds the Charles N. Kimball Chair in Technology and Management at the Bloch School of Business, University of Missouri, Kansas City. Dr. Bodde formerly served as Vice President of the Midwest Research Institute ("MRI") and President of its new venture subsidiary, MRI-Ventures. He serves on the Board of Trustees of The Commerce Funds, a publicly-traded group of mutual funds. Dr. Bodde is a member of the Nuclear Affairs and Strategic Planning Committees.

WILLIAM H. CLARK                                             Director since 1983

    Mr. Clark, 65, is President of the Urban League of Greater Kansas City, a community service agency which focuses on intergroup relations and human services. Mr. Clark is a member of the Executive and Community Development Committees.

ROBERT J. DINEEN                                             Director since 1987

    Mr. Dineen, 67, is Chairman of the Board of Layne Christensen Company, provider of the nation's largest drilling services for the water supply, environmental and minerals exploration markets. He was President and Chief Executive Officer of the Marley Company from 1986 through 1993. He is also a director of Owens-Illinois Inc. Mr. Dineen is a member of the Executive, Nominating & Compensation, and Nuclear Affairs Committees.

ARTHUR J. DOYLE                                              Director since 1976

    Mr. Doyle, 73, is the retired Chairman of the Board, former President and Chief Executive Officer of KCPL. Mr. Doyle is a member of the Executive, Audit, and Nuclear Affairs Committees.

W. THOMAS GRANT II                                           Director since 1989

    Mr. Grant, 46, is Chairman of the Board and Chief Executive Officer of Seafield Capital Corporation, a holding company with a focus on health care and insurance services, and

Chairman, President, and Chief Executive Officer of LabOne Inc., a centralized laboratory that markets clinical, substance abuse and insurance laboratory services nationwide. He is a director of Business Men's Assurance Company of America, Response Oncology, Inc., Commerce Bancshares, Inc. and AMC, Inc. Mr. Grant is a member of the Audit and Community Development Committees.

A. DRUE JENNINGS                                             Director since 1987

    Mr. Jennings, 50, is Chairman of the Board, President and Chief Executive Officer of KCPL. He is also the Chairman of the Federal Reserve Bank of Kansas City. Mr. Jennings is a member of the Executive and Strategic Planning Committees.

GEORGE E. NETTELS, JR.                                       Director since 1980

    Mr. Nettels, 69, is Chairman of the Board of Midwest Minerals, Inc., a Kansas-based company involved in construction mineral processing and quarry operations. He is also President of Yampa Resource Associates, Inc., a mined land reclamation operation. Mr. Nettels is a member of the Nominating & Compensation, Nuclear Affairs, and Strategic Planning Committees.

LINDA HOOD TALBOTT                                           Director since 1983

    Dr. Talbott, 56, is President of Talbott & Associates, international consultants in strategic planning, philanthropic management, and development to foundations, corporations, and the nonprofit sector. She is Chairman of the Center for Philanthropic Leadership and Adjunct Professor in the School of Graduate Studies at the University of Missouri, Kansas City. Prior to January 1994 she was President of the Clearinghouse for Midcontinent Foundations. Dr. Talbott is a member of the Audit and Community Development Committees.

ROBERT H. WEST                                               Director since 1980

    Mr. West, 58, is Chairman of the Board and Chief Executive Officer of Butler Manufacturing Company, a supplier of non-residential building systems, specialty components, and construction services. He is also a director of Burlington Northern Santa Fe Corporation and Commerce Bancshares, Inc. Mr. West is a member of the Executive, Nominating & Compensation, and Strategic Planning Committees.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    During 1996, the KCPL Board had six standing committees: an Executive Committee, an Audit Committee, a Nominating & Compensation Committee, a Nuclear Affairs Committee, a Community Development Committee, and a Strategic Planning Committee. Committee work was accomplished by members informally as well as at meetings formally called.

    The Executive Committee serves during the intervals between meetings of the Board and exercises any and all of the powers of the KCPL Board in the management of the business of KCPL. The Executive Committee, which presently consists of Messrs. Clark, Dineen, Doyle, Jennings, and West, met twice in 1996.

    The functions of the Community Development Committee, which met twice during 1996, are to (i) establish guidelines for execution of the policy dimensions on community development, (ii) recommend an annual community development budget to the KCPL Board, (iii) approve community development expenditures, and (iv) receive and transmit to the KCPL Board the annual report of community development activities and expenditures. Messrs. Clark and Grant and Dr. Talbott presently serve on the Community Development Committee.

    The primary functions of the Audit Committee, which met twice during 1996, are to (i) make recommendations to the KCPL Board concerning the selection of auditors, (ii) review the results and scope of the audits, and (iii) examine other matters relating to the internal and external audit of KCPL's accounts and the financial affairs of KCPL. Dr. Talbott, Messrs. Doyle and Grant presently serve as members of the Audit Committee.

    The Nominating & Compensation Committee recommends to the KCPL Board the nomination of persons to serve as (i) members of the KCPL Board, (ii) Chairman of the Board, (iii) President, and (iv) Chief Executive Officer; administers the KCPL Long-Term Incentive Plan (the "KCPL Long-Term Incentive Plan"); and makes recommendations with respect to the compensation to be paid to KCPL Board members and KCPL officers. The Nominating & Compensation Committee, which met six times during 1996, presently consists of Messrs. Dineen, Nettels, and West. Shareholders wishing to submit the name of a candidate for the KCPL Board for consideration by the Nominating & Compensation Committee should submit their recommendations, along with biographical information, to the Secretary of KCPL.

    The Nuclear Affairs Committee monitors, reviews, evaluates, and makes recommendations with respect to nuclear matters and affairs. The Nuclear Affairs Committee, which met once during 1996, presently consists of Dr. Bodde, Messrs. Dineen, Doyle, and Nettels.

    The Strategic Planning Committee (i) analyzes, reviews, and evaluates evolving policy and business matters, (ii) analyzes special projects and opportunities, and (iii) develops strategic options and recommendations for the KCPL Board. The Strategic Planning Committee, which did not meet during 1996, presently consists of Dr. Bodde, Messrs. Jennings, Nettels, and West.

    Six regular and eleven special meetings of the KCPL Board were held during 1996. Work of KCPL's directors is performed not only at meetings of the KCPL Board and its committees, but also in the research and study of KCPL matters and documents and in numerous communications with the Chairman of the Board and others. During 1996 each of the directors attended 75% or more of the meetings of the KCPL Board and committees on which they served.

    In 1996 non-employee members of the KCPL Board were paid an annual retainer of $18,000 ($3,000 of which was used to buy shares of KCPL Common Stock) and attendance fees of $750 for each Board meeting and $750 for each committee meeting attended.

                           OWNERSHIP OF VOTING STOCK

KCPL VOTING STOCK

    Management of KCPL has no knowledge of any person (as that term is defined by the Securities and Exchange Commission) who owns beneficially more than 5% of KCPL Common Stock.

    The number of shares of KCPL Common Stock beneficially owned by the KCPL Board, the named executive officers, and all directors and officers as a group are set forth below:

                                                  AMOUNT AND NATURE OF
                                                  BENEFICIAL OWNERSHIP
  TITLE OF CLASS     NAME OF BENEFICIAL OWNER             (1)
------------------  ---------------------------  ----------------------
Common Stock        Bernard J. Beaudoin........          30,130(2)
Common Stock        David L. Bodde.............           1,655
Common Stock        William H. Clark...........           1,390
Common Stock        Robert J. Dineen...........           1,968
Common Stock        Arthur J. Doyle............          17,938(3)
Common Stock        W. Thomas Grant II.........             968
Common Stock        Marcus Jackson.............          21,611(2)
Common Stock        A. Drue Jennings...........          74,430(2)
Common Stock        George E. Nettels, Jr......           8,852(4)
Common Stock        Linda Hood Talbott.........           4,250
Common Stock        Ronald G. Wasson...........          21,393(2)
Common Stock        Robert H. West.............           2,860(5)
Common Stock        J. Turner White............          17,620(2)
                    ---------------------------
Common Stock        All officers and directors          309,494(2)
                    as a group (24 persons)....

------------------------
(1) Shares of the KCPL Common Stock owned by any director or officer and by the directors and officers as a group is less than 1% of such stock. Unless otherwise specified, each director and named executive officer has sole voting and sole investment power with respect to the shares indicated.

(2) Includes shares held pursuant to the KCPL's Employee Savings Plus Plan. Also includes exercisable non-qualified stock options granted under the Long-Term Incentive Plan in the following amounts: Jennings, 54,375; Beaudoin, 27,188; Jackson, 18,500; Wasson, 17,188; and White, 15,750.

(3) The nominee disclaims beneficial ownership of 200 shares reported which are owned by nominee's wife.

(4) The nominee disclaims beneficial ownership of 3,400 shares reported which are owned by nominee's wife.

(5) The nominee disclaims beneficial ownership of 1,200 shares reported which are held by nominee's wife as custodian for minor children.

                             EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth the compensation of the five highest-paid executive officers of KCPL for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                    ----------------
                                                                         AWARDS
                                              ANNUAL COMPENSATION   ----------------
                                              --------------------     SECURITIES
                                               SALARY      BONUS       UNDERLYING          ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR         $       ($)(3)    OPTIONS/SARS(#)   COMPENSATION($)(4)
---------------------------------  ---------  ---------  ---------  ----------------  -------------------
A. Drue Jennings                        1996    415,000     71,795     13,750 shares          58,415
  Chairman of the Board                 1995    403,000    132,062     13,750 shares          57,307
  President and Chief                   1994    390,000    120,710     13,750 shares          36,657
  Executive Officer
Bernard J. Beaudoin(1)                  1996    206,000     80,000                 0          21,057
  Executive Vice President              1995    200,000     45,800      6,875 shares          19,221
  and Chief Financial Officer           1994    185,000     57,965      6,875 shares          17,023
Marcus Jackson                          1996    160,000     27,680      6,000 shares          14,748
  Executive Vice President              1995    155,000     38,870      6,000 shares          10,458
  and Chief Operating Officer           1994    145,000     49,405      6,000 shares           9,612
Ronald G. Wasson(2)                     1996    195,000     76,000                 0          22,458
  President, KLT Inc.                   1995    190,000     29,260      6,875 shares          21,321
                                        1994    185,000     57,965      6,875 shares          17,182
J. Turner White                         1996    145,000     75,085      6,000 shares           9,867
  Executive Vice President              1995    139,000     46,406      6,000 shares           5,543
  Corporate Development                 1994    127,500     26,098      6,000 shares           5,308

------------------------
(1) Mr. Beaudoin assumed his current position on November 1, 1996. Prior to that date he was President of KLT Inc., a wholly-owned subsidiary of KCPL.

(2) Mr. Wasson assumed his current position on November 1, 1996. Prior to that date he was Executive Vice President of KLT Inc., a wholly-owned subsidiary of KCPL.

(3) These amounts include incentive pay and ad hoc bonuses.

(4) For 1996 amounts include: Flex dollars under the flexible benefits plan:
    Jennings -- $15,213, Beaudoin -- $10,399, Jackson -- $9,998, Wasson --
    $10,508, White -- $5,595. Deferred Flex dollars: Jennings -- $19,244, Beaudoin -- $2,209; Wasson -- $1,520. Above-market interest paid on deferred compensation: Jennings -- $11,508, Beaudoin -- $2,269, Wasson -- $4,583. KCPL contribution under the KCPL Employee Savings Plus Plan: Jennings -- $4,500, Beaudoin -- $4,500, Jackson -- $4,750, Wasson -- $4,500; White --
    $4,272. KCPL contribution to Deferred Compensation and Supplemental Retirement Plan: Jennings -- $7,950, Beaudoin -- $1,680, Wasson -- $1,347.

                     OPTIONS AND STOCK APPRECIATION RIGHTS

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                            NUMBER OF
                           SECURITIES    PERCENT OF TOTAL
                           UNDERLYING      OPTIONS/SARS                               GRANT DATE
   INDIVIDUAL GRANTS      OPTIONS/SARS      GRANTED TO      EXERCISE OR                 PRESENT
------------------------     GRANTED       EMPLOYEES IN     BASE PRICE   EXPIRATION      VALUE
          NAME               (#)(1)         FISCAL YEAR       ($/SH)        DATE        ($)(2)
------------------------  -------------  -----------------  -----------  -----------  -----------
A. Drue Jennings........       13,750               23%        26.1875      5/31/06       43,450
Bernard J. Beaudoin.....            0                0              --           --            0
Marcus Jackson..........        6,000               10%        26.1875      5/31/06       18,960
Ronald G. Wasson........            0                0              --           --            0
J. Turner White.........        6,000               10%        26.1875      5/31/06       18,960

------------------------
(1) One-half of the options granted in 1996 are exercisable on or after May 31, 1997, and the remaining one-half are exercisable on or after May 31, 1998. Each option is granted in tandem with a limited stock appreciation right exercisable automatically in the event of a Change in Control as defined below. Options may be exercised with cash or previously-owned shares of KCPL Common Stock. Dividends accrue on the options as though reinvested at the regular dividend rate. Such accrued dividends will be paid if the options are exercised and if the exercise price is equal to or above the grant price.
        A "Change in Control" shall be deemed to have occurred if (i) any person other than a trustee or other fiduciary holding securities under an employee benefit plan of KCPL, and other than KCPL or a corporation owned, directly or indirectly, by the shareholders of KCPL in substantially the same proportions as their ownership of stock of KCPL, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of KCPL representing 20% or more of KCPL Common Stock then outstanding; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the KCPL Board and any new director (other than a director designated by a person who has entered into an agreement with KCPL to effect a transaction described in (i) above) whose election by the KCPL Board or nomination for election by KCPL's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

(2) The grant date valuation was calculated by using the binomial option pricing formula, a derivative of the Black-Scholes model. The underlying assumptions used to determine the present value of the options were as follows:

Annualized stock volatility:                                               0.146
Time of exercise (option term):                                         10 years
Risk free interest rate:                                                    6.8%
Stock price at grant:                                                   $26.1875
Exercise price:                                                         $26.1875
Average dividend yield:                                                     6.5%
Vesting restrictions discount:                                       3% per year

    This calculation does not include dividends which may be paid upon exercise.

          AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                           NUMBER OF                    VALUE OF
                                                          UNEXERCISED                 IN-THE-MONEY
                                                          OPTIONS/SARS                OPTIONS/SARS
                             SHARES                        AT FISCAL                   AT FISCAL
                           ACQUIRED ON    VALUE           YEAR-END (#)              YEAR-END ($)(2)
                            EXERCISE    REALIZED   --------------------------  --------------------------
          NAME               (#)(1)      ($)(1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------  -----------  ---------  -----------  -------------  -----------  -------------
A. Drue Jennings.........           0           0      54,375        20,625       347,393        69,180
Bernard J. Beaudoin......           0           0      27,188         3,437       173,382        18,689
Marcus Jackson...........       5,322      65,177      18,500         9,000       116,500        30,188
Ronald G. Wasson.........      13,306     156,549      17,188         3,437       104,632        18,666
J. Turner White..........           0           0      15,750         9,000       103,781        30,188

------------------------
(1) Includes dividends which accrued on options and were reinvested.

(2) Does not include dividends which may be paid upon exercise.

                                 BENEFIT PLANS

PENSION PLANS

    KCPL has a non-contributory pension plan (the "KCPL Pension Plan") for its management employees, including executive officers, providing for benefits upon retirement, normally at age 65. In addition, an unfunded deferred compensation plan provides a supplemental retirement benefit for executive officers. The following table shows examples of single life option pension benefits (including unfunded supplemental retirement benefits) payable upon retirement at age 65 to the named executive officers:

                                      ANNUAL PENSION FOR
  AVERAGE ANNUAL BASE             YEARS OF SERVICE INDICATED
        SALARY           --------------------------------------------
 FOR HIGHEST 36 MONTHS      15         20         25      30 OR MORE
-----------------------  ---------  ---------  ---------  -----------
        150,000             45,000     60,000     75,000      90,000
        200,000             60,000     80,000    100,000     120,000
        250,000             75,000    100,000    125,000     150,000
        300,000             90,000    120,000    150,000     180,000
        350,000            105,000    140,000    175,000     210,000
        400,000            120,000    160,000    200,000     240,000
        450,000            135,000    180,000    225,000     270,000
        500,000            150,000    200,000    250,000     300,000
        550,000            165,000    220,000    275,000     330,000

    Each eligible employee with 30 or more years of credited service in the KCPL Pension Plan is entitled to a total monthly annuity at his normal retirement date equal to 50% of his average base monthly salary for the period of 36 consecutive months in which his earnings were highest. The monthly annuity will be proportionately reduced if his years of credited service are less than 30. The compensation covered by the KCPL Pension Plan -- base monthly salary -- excludes any bonuses and other compensation. The KCPL Pension Plan provides that pension amounts are not reduced by Social Security benefits. The estimated credited years of service for each of the named executive officers in the Summary Compensation table are as follows: Jennings, 22; Beaudoin, 16; Jackson, 19; Wasson, 29; and White, 14.

    Eligibility for supplemental retirement benefits is limited to officers selected by the Nominating & Compensation Committee of the KCPL Board; all the named executive officers are participants. The annual target retirement benefit payable at the normal retirement date is equal to 2% of highest average earnings, as defined, for each year of credited service up to 30 (maximum of 60% of highest average earnings). The actual retirement benefit paid equals the target retirement benefit less retirement benefits payable under the management pension plan. A liability accrues each year to cover the estimated cost of future supplemental benefits.

    Section 415 of the Internal Revenue Code imposes certain limitations on pensions which may be paid under tax qualified pension plans. In addition to the supplemental retirement benefits, the amount by which pension benefits under the Plan computed without regard to Section 415 exceed such limitations will be paid outside the qualified plan and accounted for by KCPL as an operating expense.

SEVERANCE AGREEMENTS

    KCPL has entered into severance agreements ("Severance Agreements") with certain of its senior executive officers, including the named executives, to ensure their continued service and dedication to KCPL and their objectivity in considering on behalf of KCPL any transaction which would change the control of KCPL. Under the KCPL Severance Agreements, a senior executive officer would be entitled to receive a lump-sum cash payment and certain insurance benefits during the three-year period after a Change in Control, (or, if later, the three-year period following the consummation of the transaction, the approval of which, by KCPL's shareholders constitutes a Change in Control) if such officer's employment was terminated (i) by KCPL other than for cause or upon death or disability, (ii) by such senior executive officer for "Good Reason" (as defined therein), or (iii) by such senior executive officer for any reason during a 30-day period commencing one year after such Change in Control or, if later, commencing one year following consummation of the transaction the approval of which by KCPL's shareholders constitutes a change in control, (a "Qualifying Termination"). A Change in Control is defined as (i) an acquisition by a person or group of 20% or more of the KCPL Common Stock (other than an acquisition from or by KCPL or by a KCPL benefit plan), (ii) a change in a majority of the KCPL Board, or (iii) approval by the shareholders of a reorganization, merger or consolidation (unless shareholders receive 60% or more of the stock of the surviving company) or a liquidation, dissolution or sale of substantially all of KCPL's assets.

    Upon a Qualifying Termination, KCPL must make a lump-sum cash payment to the senior executive officers of (i) such senior executive officer's base salary through the date of termination, (ii) a pro-rated bonus based upon the average of the bonuses paid to such senior executive officer for the last five fiscal years, (iii) any accrued vacation pay, (iv) three times such senior executive officer's highest base salary during the prior 12 months, (v) three times the average of the bonuses paid to such senior executive officer for the last five fiscal years, (vi) the actuarial equivalent of the excess of the senior executive officer's accrued pension benefits including supplemental retirement benefits computed without reduction for early retirement and including three additional years of benefit accrual service, over the senior executive officer's vested accrued pension benefits, and (vii) the value of any unvested KCPL contributions for the benefit of the senior executive officer under the KCPL Employee Savings Plus Plan. In addition, KCPL must offer health, disability and life insurance plan coverage to the senior executive officer and his dependents on the same terms and conditions that existed immediately prior to the Qualifying Termination for three years, or, if earlier, until such senior executive officer is covered by equivalent plan benefits. KCPL is also obligated to make certain "gross-up" payments in connection with tax obligations arising pursuant to payments under the KCPL Severance Agreements as well as to provide reimbursement of certain expenses relating to disputes arising thereunder.

    Payments and other benefits under the KCPL Severance Agreements are in addition to benefits accruing under the KCPL Long-Term Incentive Plan. Upon a Change in Control (as defined in the KCPL Long-Term Incentive Plan), all stock options granted in tandem with limited stock appreciation rights will be automatically exercised.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Nominating & Compensation Committee of KCPL ("Compensation Committee") is composed of three independent outside directors. All the Compensation Committee's executive compensation decisions are reviewed by the full KCPL Board, except for awards under the Long-Term Incentive Plan. The Compensation Committee has not adopted a policy concerning the Internal Revenue Service's rules on the deductibility of compensation in excess of $1,000,000.

    Executive compensation for KCPL's executive officers consists of base salary, incentive pay, and long-term compensation. The package was designed to attract and keep talented, key executives critical to KCPL's long-term success in a deregulated market and to support a performance-oriented environment. Base salaries are established on the basis of (i) job responsibilities and complexity, (ii) individual performance under established guidelines, and (iii) competitiveness for comparable positions in companies of similar size within the industry. Total compensation packages are compared annually with several national compensation surveys including data prepared by the Edison Electric Institute ("EEI").

    KCPL's executive incentive pay consists of both formula and discretionary awards. Awards based on formula are linked to the achievement of specific annual performance objectives set by the KCPL Board. The 1996 performance objective was based on a range in the improvement in Economic Value Added
("EVA-Registered Trademark-"), beginning with 0% of annual base salary for minimum improvement and increasing to 20% for maximum improvement. Actual EVA-Registered Trademark- improvement resulted in incentive payments equal to 16% of base salary that was further increased by 1.3% to reflect a decline in the real price of electricity within KCPL's service territory, for a 1996 total of 17.3% of executive base salary. Discretionary awards under the incentive pay program, which cannot exceed 10% of total participants' salaries, are given for outstanding individual contributions determined by the Compensation Committee. Discretionary awards were not paid in 1996. Executive officers are also eligible to receive ad hoc bonuses for special projects. Mr. White, a named executive officer, received such a bonus in 1996.

    Long-term compensation, to further link total KCPL executive compensation to corporate performance, was paid in 1996 in the form of non-qualified stock options granted at fair market value under the Long-Term Incentive Plan. The number of options granted to each executive was influenced by the following: (i) the executive's influence or contribution to KCPL's financial condition, (ii) the amount of compensation for each executive that the Compensation Committee believed should be tied to KCPL's stock price, and (iii) the number of option shares previously granted. The Compensation Committee does not apply any specific formula to determine the priority of each factor.

    In 1996 Messrs. Beaudoin and Wasson did not participate in the KCPL incentive plans, but participated in KLT Inc.'s incentive plans. KLT Inc.'s annual incentive plan pays up to 40% of base salary based on the achievement of an EVA-Registered Trademark- goal and certain project specific goals. Maximum awards under the plan were paid in 1996. The long-term KLT incentive plan covers a three-year period. Awards of up to two times the annual incentive award per year may be paid out upon the achievement of long-term
EVA-Registered Trademark- improvement and equity performance goals. There were no payouts under this long-term plan in 1996.

CHIEF EXECUTIVE OFFICER COMPENSATION

    In determining the base salary for A. Drue Jennings, the Chief Executive Officer, the Compensation Committee considered KCPL's financial performance and the low cost, quality service provided as compared to other utilities. As shown in the Performance Graph, financial performance substantially exceeded that of the EEI Index for 1996. The Committee also took into account relevant salary information from various survey sources including information supplied by the EEI. In 1996, Mr. Jennings' incentive pay and his stock option grant under the Long-Term Incentive Plan were determined in the same manner described above for the other executives.

                                          COMPENSATION COMMITTEE
                                               Robert H. West
                                               George E. Nettels, Jr.
                                               Robert J. Dineen

                               PERFORMANCE GRAPH
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                       KCPL, S&P 500 INDEX, AND EEI INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      FISCAL YEARS ENDED DECEMBER 31
                                                 KCPL     S&P 500    EEI Index
1991                                             $100        $100         $100
1992                                              103         108          108
1993                                              110         120          118
1994                                              120         120          106
1995                                              144         165          139
1996                                              166         203          140

*Total return assumes reinvestment of dividends.
 Assumes $100 invested on December 31, 1991 in KCPL Common Stock, S&P 500 Index, and EEI Index

                            INDEPENDENT ACCOUNTANTS

    Coopers & Lybrand L.L.P. which acted as KCPL's independent accountants in 1996 has, upon recommendation of the KCPL Board's Audit Committee, been selected and appointed by the KCPL Board to audit and certify KCPL's financial statements for 1997, subject to ratification and approval by the shareholders of KCPL.

    Representatives from Coopers & Lybrand L.L.P. are expected to be present at KCPL's Annual Meeting, will be given the opportunity to make statements if they desire to do so, and are expected to be available to respond to appropriate questions.

    The affirmative vote of the holders of a majority of the shares of KCPL Common Stock present and entitled to vote at the meeting is required for the approval of this proposal to ratify and approve the appointment. If the shareholders do not ratify the appointment of

Coopers & Lybrand L.L.P. the selection of independent accountants will be reconsidered by KCPL's Board.

    THIS PROPOSAL HAS BEEN UNANIMOUSLY APPROVED BY THE KCPL BOARD, WHICH RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ITS APPROVAL.

                          VOTING SECURITIES AND VOTING

    There were 61,895,819 shares of KCPL Common Stock outstanding and entitled to vote at the close of business on April 8, 1997, the record date fixed for the determination of shareholders entitled to notice of and to vote at the meeting.

    Each share of outstanding KCPL Common Stock is entitled to one vote with respect to each matter to be voted upon, with the right of cumulative voting in the election of directors, which means that each shareholder has a total vote equal to the number of shares owned by him multiplied by the number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees, either in equal or unequal amounts, as the shareholder may elect. In the event the votes for certain director nominees are withheld, those votes will be distributed among the remaining director nominees. Withholding authority to vote for all director nominees has the effect of abstaining from voting for any director nominees. If no instructions are given, the shares will be voted equally for the election of all directors.

    All shares of KCPL Common Stock credited to a shareholder's Dividend Reinvestment and Stock Purchase Plan account will be included in the number of shares indicated on the form of proxy sent to the shareholder and will be voted in accordance with the instructions thereon when properly returned.

                     SOLICITATION AND REVOCATION OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation by the KCPL Board of proxies for use at the above-mentioned KCPL Meeting and at any adjournment or adjournments thereof. All valid proxies delivered pursuant to this solicitation, if received in time, will be voted. A shareholder who executes a proxy may revoke it by written revocation delivered to the Secretary of KCPL at any time before it is voted.

    The expense of solicitation of proxies will be borne by KCPL. Such solicitation will be made by mail, telephone, telegraph or personally by officers and other regular employees of KCPL, and also by representatives of Morrow & Co., 909 Third Avenue, New York, NY 10022, at an estimated cost of $8,500 plus an additional fee for each shareholder contact. KCPL will, in addition, reimburse banks, brokers, and other custodians, nominees or fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners.

                           PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the KCPL 1998 Annual Meeting of Shareholders must be received at KCPL's Corporate Secretary's Office on or before December 12, 1997, for consideration for inclusion in the proxy statement and form of proxy relating to that meeting.

                                          By Order of the Board of Directors,
                                          JEANIE SELL LATZ
                                          Secretary

                                                          [LOGO]

                                NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                                                  ANNUAL MEETING
                                                  OF SHAREHOLDERS
                                                   TO BE HELD ON
                                                   MAY 22, 1997

                        KANSAS CITY POWER & LIGHT COMPANY
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 22, 1997

The undersigned hereby appoints A.D. Jennings, J.S. Latz and J.J DeStelano, and each or any of them, proxies for the undersigned, with power of substitution to vote the stock of the undersigned at the Annual Meeting of Shareholders on May 22, 1997, and any adjournment or postponement thereof, on the following matters, and in their discretion upon such other matters as may properly come before the meeting.
-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS.
-------------------------------------------------------------------------------
Item 1.  Election of the following nominees for Directors'

          / / FOR all nominees listed below         / / WITHHOLD AUTHORITY
              (except as marked to the contrary         to vote for all
              below)                                    nominees listed below

         D.L. Bodde, W.H. Clark, R.J. Dineen, A.J. Doyle, W.T. Grant II, A.D. Jennings, G.E. Nettels, Jr., L.H. Talbott and R.H. West.

      INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL
          NOMINEES, WRITE SUCH NAME OR NAMES IN THE SPACE PROVIDED BELOW.

-------------------------------------------------------------------------------
Item 2. Appointment of Coopers & Lybrand L.L.P. as independent accountants for 1997.

             / / FOR              / / AGAINST          / / ABSTAIN

                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY SIGNED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" EACH OF THE PROPOSALS.




                                           DATED:----------------------, 1997

                                           ----------------------------------
                                                       (Signature)

                                           ----------------------------------
                                                       (Signature)

                                           Please sign exactly as your name(s)
                                           is (are) printed hereon. When
                                           signing as attorney, administrator,
                                           executor, guardian or trustee, please
                                           add your title as such. If stock is
                                           held jointly, each party should sign.
                                           If signature is for a corporation,
                                           please sign full corporate name by
                                           authorized officer.
                                           THIS PROXY IS SOLICITED ON BEHALF OF
                                           THE BOARD OF DIRECTORS.

                         (Continued from other side)